Exhibit 10.10

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the "Amendment") amends the employment agreement entered into between Blue Sphere Corporation and Shmuel Keshet dated March 3, 2010 and is made this ___ day of _____________, 2010 (the “Effective Date”).

BETWEEN:

Blue Sphere Corporation, a Nevada company with a business office in Hong Kong (formerly Jin Jie Corp.),

(the “Company”)
AND:

Shmuel Keshet, an individual currently residing at Zichron Yaakov, Israel.

(the “Executive”)

WHEREAS:

A.                 the parties hereto wish to amend the employment agreement executed between them and dated March 3, 2010, attached hereto as Annex A (the “Employment Agreement”).

NOW THEREFORE THIS AMENDMENT WITNESSES that, in consideration for the promises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
AMENDMENT OF SECTION 2.2(C) OF THE EMPLOYMENT AGREEMENT

1.1	Section 2.2(c) of the Employment Agreement shall be amended with the addition of a Section 2.2(c)(iii).

1.2	Section 2.2(c) of the Employment Agreement shall be read as if Section 2.2(c)(iii) immediately follows Section 2.2(c)(ii) with the following provision:

"any completed transaction effecting a merger, consolidation, reorganization, restructuring; purchase of substantially all of another entity or such entity's assets, business properties or securities; or purchase by the Company of such other entity's business unit, which transaction creates the result that the Company's shareholders immediately prior to such transaction do not own a majority of the shares in either the Company or any surviving entity immediately after the transaction; but does not include a transaction which is normally considered a pure financing, being issuance of shares for cash."

ARTICLE 2

NO FURTHER CHANGES

2.1	Other than the specific amendment agreed upon herein, all other terms of the Employment Agreement shall remain unchanged, shall be in full force and effect, and shall govern this Amendment.

ARTICLE 3

COUNTERPARTS

3.1	This Amendment may be executed in counterparts, which taken together shall constitute a single document.

ARTICLE 4

GOVERNING LAW

4.1
This Amendment will be construed and interpreted in accordance with the laws of the State of Israel applicable therein, and each of the parties hereto expressly attorns to the jurisdiction of the courts of the State of Israel. The sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Amendment will be the applicable Tel-Aviv court.

IN WITNESS WHEREOF the parties hereto have executed this Amendment effective as of the date and year first above written.

Per:
	Blue Sphere Corporation	Shmuel Keshet

Name:	Shlomi Palas

Title:	CEO

ANNEX A
EMPLOYMENT AGREEMENT